Exhibit 4.1

LANVIN GROUP HOLDINGS LIMITED

ORDINARY SHARES

CUSIP [●]

THIS CERTIFIES THAT              is the registered holder of              ordinary shares, par value $0.000001 per share (each, an “Ordinary Share”), of Lanvin Group Holdings Limited, a Cayman Islands exempted company (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Lanvin Group Holdings Limited

This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT	Custodian
MIN ACT

			(Cust)	(Minor)

TEN ENT	as tenants by the entireties

Under Uniform Gifts to Minors Act

JT TEN	as joint tenants with right of survivorship and not as tenants in common		(State)

This certificate, upon proper endorsement and signature by the holder of the shares represented hereby, constitutes an instrument of transfer under and for the purposes of the Articles of Association of the Company.

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Ordinary Shares represented by the within certificate.	Attorney to transfer the said

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO

S.E.C. RULE 17Ad-15 UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED (OR ANY
SUCCESSOR RULE)).